Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-164013) of Thomas Properties Group, Inc.,
(2) Registration Statement (Form S-3 No. 333-132915) of Thomas Properties Group, Inc.,
(3) Registration Statement (Form S-3 No. 333-152152) of Thomas Properties Group, Inc., and
(4) Registration Statement (Form S-8 No. 333-120701) pertaining to the 2004 Equity Incentive Plan and Non-employee Directors Restricted Stock Plan of Thomas Properties Group, Inc.;

of our reports dated March 9, 2012, with respect to (i) the consolidated financial statements and schedule of Thomas Properties Group, Inc.; (ii) the effectiveness of internal control over financial reporting of Thomas Properties Group, Inc.; and (iii) the consolidated financial statements TPG/CalSTRS, LLC, all included in this Annual Report (Form 10-K) of Thomas Properties Group, Inc. for the year ended December 31, 2011.

/s/ Ernst & Young LLP

Los Angeles, California
March 9, 2012